Exhibit 99.1

For Immediate Release
Forrester Research Acquires Springboard Research
Cambridge, Mass., May 12, 2011 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced that it has acquired Springboard Research, a provider of research and advisory services focused on Asia Pacific and emerging markets. A former division of Knowledge Platform, Springboard Research is headquartered in Singapore and has offices in New Delhi and Beijing.
“The Springboard Research acquisition expands Forrester’s expertise and coverage,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “Springboard Research’s research, data, and advisory products strengthen our offering for Vendor Strategy Professionals, helping them plan, market, and sell their global offerings. This acquisition deepens our knowledge of the Asia Pacific region, and it formalizes our entry into China.”
Springboard Research’s 48 employees, including 36 research professionals and its entire leadership team, will join Forrester. Furthermore, Forrester will bolster its expanded organization in Asia Pacific with additional hires in core support positions. “We are very excited to become part of the respected Forrester brand,” said Dane Anderson, Springboard Research’s chief executive officer. “The two companies share transparent, flexible cultures and high standards to ensure we produce top-quality research and provide differentiated advice to our clients to help them become more successful.”
With the addition of Springboard Research, Forrester clients now have access to more local expertise and deep buyer insight in the fastest-growing region in the world. The acquisition increases Forrester’s breadth and depth in Asia Pacific, expanding coverage in multiple regional markets.
Industry watchers have called Springboard Research a “rising star” among research advisory firms. A regional analyst relations manager for a Fortune 100 IT company describes Springboard Research as “one of the most exciting and fastest-growing industry analyst companies out of the Asia Pacific region.”
Forrester’s second-quarter and full-year 2011 guidance will be updated to reflect the financial impact of the Springboard acquisition in a current report on Form 8-K to be filed today.
Forrester Research (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology.
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Forrester works with professionals in 19 key roles at major companies providing proprietary research, customer insight, consulting, events, and peer-to-peer executive programs. For more than 27 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit http://www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the second quarter of and full-year 2011. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, technology spending, Forrester’s ability to respond to business and economic conditions and market trends, the risks and challenges inherent in international business activities, competition and industry consolidation, the ability to attract and retain professional staff, Forrester’s dependence on key personnel, and possible variations in Forrester’s quarterly operating results. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
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